Exhibit 99.1

GUESS?, INC.	NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Carlos Alberini
President & Chief Operating Officer
(213) 765-3582

Dennis R. Secor
SVP & Chief Financial Officer
(213) 765-3289

Joseph Teklits
Integrated Corporate Relations
(203) 682-8258

GUESS?, INC. ANNOUNCES NEW ROLES FOR
MAURICE AND PAUL MARCIANO AS THE COMPANY
CONTINUES TO EXPAND GLOBALLY

LOS ANGELES, Jan. 8, 2007 – Guess?, Inc. (NYSE: GES) today announced new roles for Maurice and Paul Marciano as the Company continues its global expansion.  Effective immediately, Maurice Marciano will transition from his position as Co-Chairman of the Board and Co-Chief Executive Officer to the position of Chairman of the Board, and Paul Marciano will transition from his current position as Co-Chairman of the Board and Co-Chief Executive Officer to the role of Vice Chairman of the Board and Chief Executive Officer.

Commenting on the new roles and responsibilities, Maurice Marciano said, “Paul and I have worked together as partners for more than 30 years, and we have leveraged one another’s strengths as we built Guess? from a small denim company to the global lifestyle brand the Company represents today, with annual revenues in excess of $1.1 billion.  In my new role, I plan to continue to be actively involved in driving the Company’s strategic vision, coordinating the work of our Board to add maximum value to our Company and supporting Paul and our entire management team as we move forward to execute on our strategic goals.  Additionally, I believe that the separation of the offices of the Chairman of the Board and Chief Executive Officer is a positive move in today’s corporate governance environment. Our Board has embraced the change enthusiastically.”

Paul Marciano added, “As we continue to develop our global strategy and execute on our long-term commitment to protect the integrity and image of our brands, I am excited to take this new role and commit full force to our growth opportunities, both in North America and abroad.  I see tremendous potential for our Company for revenue growth and margin expansion as we further develop the Americas, Europe and Asia, and we currently have initiatives in place that address all of these markets.  I believe we have a strong team today and I am committed to strengthening further our executive team globally.  Our vision is clear; execution and consistent performance will be key to our success as we approach the future.  I look forward to this new chapter working with Maurice.”

Mssrs. Marciano have served in the capacity of Co-Chairmen and Co-CEOs since 1999.  At the time of the Company’s initial public offering in 1996, Maurice Marciano served as Chairman and CEO while Paul Marciano served as President.  Both have held executive positions with Guess? since 1981.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, accessories and related consumer products. At December 31, 2006 the Company operated 336 retail stores in the United States and Canada. The Company also distributes its products through better department and specialty stores around the world.  For more information about the Company, please visit www.guessinc.com.

Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the Company’s growth plans and the Company’s expectations for revenue and margin expansion, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated.  Factors which may cause actual results in future periods to differ materially from current expectations include our ability to, among other things, successfully integrate acquisitions, anticipate consumer preferences, effectively operate our retail stores, effectively manage inventories, successfully execute our strategies, including our supply chain and international growth strategies, and domestic and international general economic conditions and consumer confidence. In addition to these factors, the economic and other factors identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations.

# # #